Exhibit 99.1

Tidewater to Present at Two New York Conferences

NEW ORLEANS, September 1, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Jefferies 6th Annual Shipping and Offshore Services Conference in New York, New York on Wednesday, September 9, 2009, at approximately 9:30 a.m. EDT (8:30 a.m. CDT). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 9, 2009, at approximately 11:00 a.m. CDT. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

In addition to the above referenced conference, Tidewater announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, Quinn P. Fanning, Executive Vice President and Chief Financial Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Barclays Capital CEO Energy/Power Conference in New York, New York on Thursday, September 10, 2009, at 7:45 a.m. EDT (6:45 a.m. CDT). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 10, 2009, at approximately 11:00 a.m. CDT. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 398 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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